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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2007

CAPITOL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-406982	26-0435458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 7th Street, N.W. Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-654-7060

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 14, 2007, Capitol Acquisition Corp. (the “Company”) consummated the initial public offering (“IPO”) of 25,000,000 of its units (“Units”). Each Unit consists of one share of Common Stock, $.0001 par value per share (“Common Stock”), and one Warrant (“Warrant”), to purchase one share of Common Stock at an exercise price of $7.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $250,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private sale (“Private Sale”) of 7,000,000 warrants (“Sponsors’ Warrants”) at a price of $1.00 per Sponsors’ Warrant, generating total proceeds of $7,000,000. The Sponsors’ Warrants were purchased by Mark D. Ein, the Company’s Chief Executive Officer, Amanda Eilian, the Company’s Vice President, Raul J. Fernandez, Piyush Sodha, Richard C. Donaldson and Lawrence Calcano, each members of the Company’s board of directors, Brooke B. Coburn, Arno Penzias, Hugh Panero, Thomas E. Wheeler, Ted Leonsis and Dr. Jeong H. Kim, each a special advisor of the Company and ZG Ventures LLC, an entity controlled by Miles Gilburne, a special advisor of the Company. The Sponsors’ Warrants are identical to the Warrants included in the Units sold in the IPO except that the Sponsors’ Warrants are exercisable on a cashless basis and, if the Company calls the Warrants for redemption, the Sponsors’ Warrants will not be redeemable by the Company so long as they are held by these purchasers or their affiliates. The purchasers of the Sponsors’ Warrants have agreed that the Sponsors’ Warrants will not be sold or transferred by them until after the Company has completed a business combination.

Audited financial statements as of November 13, 2007 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Sale have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 99.1    Audited Financial Statements

Exhibit 99.2    Press release dated November 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2007	CAPITOL ACQUISITION CORP.

	By:	/s/ Mark D. Ein
Mark D. Ein
Chief Executive Officer